EXHIBIT 99.1

Consultant Billable Headcount (pro forma)

Operating Trends Trailing Twelve Month Pro Forma Revenues ($ MLNs)

Operating Trends Trailing Twelve Month Adj. EBITDA ($MLNs) (with pro forma synergies)

Quarterly Trends Quarterly Pro Forma Revenue Growth ($MLNs)

Pro Forma Capitalization ($ MLNs)

Consultant Billable Headcount

(pro forma)



5,200
5,000
4,800
4,600
4,400
4,200
4,000
Jan-03
Feb-03
Mar-03
Apr-03
May-03
Jun-03
Jul-03
Aug-03
Sep-03
Oct-03
Nov-03
Dec-03
Jan-04
Feb-04
Mar-04
Apr-04
May-04
Jun-04
Jul-04
Aug-04
Sep-04
Oct-04

COMSYS



Operating Trends

Trailing Twelve Month Pro Forma Revenues ($ MLNs)


$650
$630
$610
$590
$570
$550
$530
$510
$490
$470
$450
$599.7
$579.9
$577.2
$591.3
$607.8
$624.9
Q2 2003
Q3 2003
Q4 2003
Q1 2004
Q2 2004
Q3 2004

COMSYS

Operating Trends

Trailing Twelve Month Adj. EBITDA ($MLNs) (with pro forma synergies)



$45
$40
$35
$30
$25
$20
$36.1
$32.6
$34.8
$38.0
$40.8
$41.3
Q2 2003
Q3 2003
Q4 2003
Q1 2004
Q2 2004
Q3 2004

Quarterly Trends

Quarterly Pro Forma Revenue Growth ($MLNs)


$165
$160
$155
$150
$145
$140
$135
$130
$141.7
$144.9
$148.3
$156.3
$158.2
$162.1
Q2 2003
Q3 2003
Q4 2003
Q1 2004
Q2 2004
Q3 2004

COMSYS



Pro Forma Capitalization ($ MLNs)

	Book Value	Cumulative Multiple of EBITDA
Revolving Credit Facility	$50.2	1.21x
Term Loan B	15.0	.36x
Restructuring Reserve and Transition Costs	22.9	.55x
Total Senior Secured Debt	$88.1	2.13x
Junior Secured Term Loan C	70.0	1.69x
Total Debt	$158.1	3.82x
Preferred Stock	22.4	.54x
Total Debt & Preferred Stock	$180.5	4.37X
Stockholder's Equity [(1)]	42.8	
Total Debt and Invested Equity	$223.3	

[(1)] Pro forma at 6/30/04.